Exhibit 11

[LETTERHEAD OF VENABLE LLP]

May 25, 2018

Kayne Anderson MLP Investment Company

811 Main Street, 14th Floor

Houston, TX 77002

Re:	Kayne Anderson MLP Investment Company:

Registration Statement on Form N-14 (File No.: 333-223795)

Ladies and Gentlemen:

We have served as Maryland counsel to Kayne Anderson MLP Investment Company, a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with the registration and issuance of up to 10,430,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company to be issued pursuant to an Agreement and Plan of Reorganization (the “Plan”), by and between the Company and Kayne Anderson Energy Development Company, a Maryland corporation registered under the 1940 Act as a closed-end management investment company, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of joint proxy statement/prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. The Plan, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Kayne Anderson MLP Investment Company

May 25, 2018

6. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to, among other matters, (a) the authorization of the filing of the Registration Statement, (b) the registration and issuance of the Shares and (c) the approval of the Plan, certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Kayne Anderson MLP Investment Company

May 25, 2018

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP